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SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release ("Agreement") is entered into by and between SYNC RESEARCH, INC., a Delaware corporation (the "Company"), and John Rademaker ("Employee").

         WHEREAS, Employee has been employed by the Company;

         WHEREAS, the Company and Employee have entered into an agreement regarding confidential information and ownership of inventions (the "Employee Agreement");

         WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship;

         NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as the "Parties") hereby agree as follows:

         1. RESIGNATION AND TERMINATION. The Company and Employee acknowledge and agree that Employee will resign as Co-Chief Executive Officer and as an employee and as a Director of the Company effective July 31, 1998 (the "Resignation Date"). The parties acknowledge that the Company has paid Employee's regular salary through the date of this Agreement in accordance with the Company's normal payroll practices, has paid Employee any accrued vacation pay and has reimbursed all expenses appropriately incurred by Employee on the Company's behalf. Any payments made under this Agreement shall be subject to withholding for taxes to the extent required under applicable law. Following the date of this Agreement, Employee shall not be entitled to any other employee benefits, including vacation, except as expressly set forth above and in Section 5 below.

         2. CONSIDERATION. In consideration for the release of claims set forth below and other obligations under this Agreement, the Company agrees to pay Employee his normal salary at the rate of $16,666.67 per month (less applicable tax withholding) through July 31, 1998, as well as a lump sum payment of $216,666.67, less applicable tax withholding and less amounts owed by Employee to Company for legal fees and expenses incurred by the Company in connection with Employee's personal loan transactions (which legal fees and expenses total $10,899.65). Such amounts shall be paid to Employee in full immediately following the expiration of the seven (7) day revocation period provided for in Section 9 below, provided Employee does not exercise his revocation rights during such period.

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         3.    STOCK OPTIONS. In consideration of the amounts paid to
Employee hereunder, Employee and the Company agree that vesting of any Option Agreement(s) between Employee and the Company shall continue through, and cease effective as of, May 31, 1998, and any such Option Agreement(s) are hereby amended accordingly. No additional option shares shall vest after such date. In accordance with the terms of the Option Agreement(s) between the Company and Employee, vested options will be exercisable until 60 days after the Resignation Date.

         4. TERMINATION OF CHANGE OF CONTROL AGREEMENT. Effective with the Resignation Date, the Amended and Restated Change of Control Severance Agreement dated September 30, 1996 between the Company and Employee is hereby terminated.

         5.    BENEFITS.

               (a) Employee shall continue to receive the Company's standard medical, dental and life insurance benefits through the Resignation Date. After such date, Employee shall have the right to continue, at his own expense, coverage under the Company's health insurance as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

               (b) Employee shall be entitled to participate in the Company's 401(k) Plan and Section 125 Plan until the Resignation Date.

               (c) Employee shall not continue to accrue vacation after the Resignation Date.

         6. NON-SOLICITATION. For a period extending for 18 months following the Resignation Date, Employee will not (a) directly or indirectly, recruit, solicit, assist others in recruiting, or refer to others concerning employment, any person who is an employee of the Company or any of its subsidiaries or induce or attempt to induce any such employee to terminate such employee's employment with the Company or any of its subsidiaries; or
(b) solicit or accept employment or be retained by any party that, within six months prior to the Resignation Date, was a customer of the Company, if such employment or retainer involves the provision of services that are the same as or substantially similar to those provided by the Company. In addition, for a period extending for six months following the Resignation Date, Employee will not solicit or accept the business of any customer for which Employee performed services on behalf of the Company during Employee's employment with the Company within one year prior to the Resignation Date. Nothing in this Section 6 will limit Employee's right to hire former employees of the Company so long as Employee does not, directly or indirectly, recruit, solicit, assist others in recruiting or refer to others concerning employment, any person who is an employee of the Company or any of its subsidiaries or induce or attempt to induce any such employee to terminate such employee's employment with the Company or any of its subsidiaries.

         7. NO OTHER PAYMENTS DUE. Employee acknowledges and agrees that he has received all salary, accrued vacation, commissions, bonuses, compensation, shares of stock, options therefor and other such sums due to Employee, other than amounts to be paid pursuant to


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Sections 2 and 5 of this Agreement. In light of the payment by the Company of all wages due, or to become due to the Employee, the Parties further acknowledge and agree that California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provides in pertinent part as follows:

                    No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

         8. RELEASE OF CLAIMS. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, attorneys, predecessor and successor corporations and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations and assigns from any claim duty, obligation or cause of action relating to any matters of any kind, whether known or unknown, suspected or unsuspected, that either of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

               (a) any and all claims relating to or arising from Employee's employment relationship with the Company and termination of that relationship;

               (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company;

               (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation ; negligent or intentional interference with contract or prospective economic advantage; and defamation;

               (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, and the California Fair Employment and Housing Act.

               (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

               (f)   any and all claims for attorney's fees and costs.

The Company and Employee agree that the release set forth in this Section shall be and remain in effect in all respects as a complete and general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This Agreement


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shall not affect or limit the enforceability of any option agreement or option agreements now in effect between Employee and the Company or of the Employee Agreement.

         9. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that the waiver and release is knowing and voluntary. Employee and the Company agree that the waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised in writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has a least seven (7) days following the execution of this Agreement by the parties to revoke this Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

         10. CIVIL CODE SECTION 1542. The parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee and the Company, being aware of such code section, agree to waive any rights they may have thereunder, as well as under any other stature or common law principles of similar effect. In connection with such waiver and relinquishment, the parties hereby acknowledge that they are aware that they, or their attorneys, may hereafter discover claims or facts in addition to or different from those which they now know of or believe to exist with respect to the subject matter of this Agreement, but that their intention is to hereby fully, finally and forever settle and release all of the disputes and differences, known or unknown, suspected or unsuspected, which do now exist, which may exist in the future, or which heretofore have existed between the parties. In furtherance of such intention, the releases herein given shall be and remain in effect as a full and complete general release, notwithstanding the discovery or existence of any such additional or different claims or facts. The parties acknowledge that they separately bargained for the foregoing waiver of the provisions of Section 1542 of the California Civil Code.

         11. TAX CONSEQUENCES. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understand that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties


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or assessments thereon.

         12. CONFIDENTIALITY. The parties agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement. Notwithstanding the foregoing, the Employee shall be permitted to discuss provisions of this Agreement in confidence with his attorneys, accountants, tax advisors and spouse.

         13. NONDISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION. Employee shall continue to maintain the confidentiality of all confidential and propriety information of the Company as provided by the Employee Agreement previously entered into between the Company and the Employee, a copy of which is attached hereto as Exhibit A. Employee agrees that at all times hereafter, Employee shall not intentionally divulge, furnish or make available to any party any of the trade secrets, patents, patent applications, price decisions or determinations, inventions, customers, proprietary information or other intellectual property rights of the Company, until after such time as information has become publicly known otherwise than by act of collusion of Employee. Employee further agrees that he will return all the Company's property and confidential and proprietary information in his possession to the Company within five business days after the Resignation Date.

         14. BREACH OF THIS AGREEMENT. Employee acknowledges that upon breach of any of the confidential and proprietary information provisions contained in Section 13 of this Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Employee agrees that in addition to any other remedies which the Company may have for any breach of this Agreement or otherwise, including termination of the Company's obligations to provide benefits to Employee as described in Sections 2, 3 and 5 of this Agreement, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions, restraining Employee from committing or continuing any such violation of this Agreement.

         15. NON-DISPARAGEMENT. Each party agrees to refrain from any defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

         16. AUTHORITY. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         17. NO REPRESENTATIONS. Each party represents that it has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party which are not specifically set forth in this Agreement.


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         18.   COSTS. The Parties shall each beach their own costs,
attorneys' fees and other fees incurred in connection with this Agreement.

         19. INDEMNIFICATION. The Company will continue to provide indemnification and other benefits to Employee to the extent required under the Indemnification Agreement between Employee and the Company dated November 6, 1995.

         20. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         21. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company other than any option agreement as described in Section 3 and other than the Employee Agreement as described in Section 13.

         22. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Employee and the Company.

         23. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

         24. EFFECTIVE DATE. This Agreement shall be effective once it has been signed by both parties and such date is referred to herein as the "Effective Date".

         25. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective binding agreement on the part of each of the undersigned.

         26. ASSIGNMENT. This Agreement may not be assigned by Employee or the Company without the prior consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company without the consent of Employee.

         27. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

               (a)   They have read this Agreement;

               (b) They have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to


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seek such counsel;

               (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

               (d) They are fully aware of the legal and binding effect of this Agreement.


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     IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.


                                     SYNC RESEARCH, INC.


                                     By: /s/ WILLIAM K. GUERRY
                                        ----------------------------------

                                     Title: V.P. Finance
                                           -------------------------------

                                     Dated: September 23, 1998
                                           -------------------------------


                                     EMPLOYEE

                                     /s/ JOHN RADEMAKER
                                     --------------------------------------
                                     Signature

                                     John Rademaker
                                     --------------------------------------
                                     Print Name

                                     Dated: September 28, 1998
                                           --------------------------------


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